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                                                                       EXHIBIT 5

                          [ALLIED HOLDINGS LETTERHEAD]

                                  July 30, 2003

To the Board of Directors of Allied Holdings, Inc.
160 Clairemont Avenue
Suite 200
Decatur, Georgia  30030


Gentlemen:

         As Senior Vice President, Secretary and General Counsel of Allied Holdings, Inc., a Georgia corporation (the "Company"), I have reviewed the proceedings in connection with the filing by the Company of a registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 350,000 additional shares (the "Shares") of the Company's Common Stock, no par value per share (the "Common Stock), reserved for issuance under the Allied Holdings, Inc. Amended and Restated 1999 Employee Stock Purchase Plan (the "Plan"). In the capacity described above, I have reviewed such documents and made such investigations as I have deemed appropriate in rendering this opinion.

         I am of the opinion that, subject to compliance with the pertinent provisions of the Securities Act of 1933, as amended, relating to the registration of the Shares, and compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         I am a member of the Bar of the State of Georgia. In expressing the opinions set forth above, I am not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America. I hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                            Yours very truly

                                            /s/ Thomas M. Duffy

                                            Thomas M. Duffy
                                            Senior Vice-President
                                            Secretary and General Counsel